Exhibit 99.1

Investor and Media Contact:

Anne Bowdidge

Senior Director of Investor Relations

650-808-6551

abowdidge@cotherix.com

COTHERIX APPOINTS HOWARD B. ROSEN TO

BOARD OF DIRECTORS

South San Francisco, Calif., September 19, 2005. CoTherix, Inc. today announced the election of Mr. Howard B. Rosen as a member of the company’s board of directors.

Mr. Rosen is currently vice president, commercial strategy for Gilead Sciences, Inc., where he is responsible for global brand strategy, new product planning and project management for late stage drug development programs. Prior to joining Gilead, Mr. Rosen spent 10 years at ALZA Corporation, a member of the Johnson & Johnson family of companies, where he most recently served as its president. Previously, Mr. Rosen led the west coast strategy practice of Analysis Group, Inc., was director, corporate development at GenPharm International, Inc., now a part of Medarex, Inc., and was a consultant in the San Francisco office of McKinsey & Co.

“We look forward to Howie’s operational and strategic guidance as we further execute our marketing and business strategy,” said Donald J. Santel, chief executive officer of CoTherix Inc. “I am pleased to welcome him to our board.”

“I am delighted to join the CoTherix board at a time of evolution for the company,” remarked Mr. Rosen. “I look forward to working with such a talented management team.”

Mr. Rosen serves as a director on the board of Pharsight Corporation, a provider of software and strategic services designed to optimize clinical drug development. He is also a member of the National Academy of Engineering and the Stanford University Advisory Councils on Interdisciplinary Biosciences and the School of Engineering.

Mr. Rosen holds a Master’s degree in Business Administration from the Stanford Graduate School of Business, where he graduated first in his class as the Henry Ford II Scholar. He also holds an MS in Chemical Engineering from the Massachusetts Institute of Technology. Mr. Rosen graduated with distinction from Stanford University with a BS in Chemical Engineering. He is co-inventor on seven U.S. patents.

About CoTherix, Inc.

CoTherix, Inc. is a biopharmaceutical company focused on licensing, developing and commercializing therapeutic products for the treatment of cardiopulmonary and other chronic diseases. CoTherix’s Ventavis® (iloprost) Inhalation Solution was approved by the FDA in December 2004 for the treatment of pulmonary arterial hypertension, a highly debilitating and potentially fatal disease characterized by high blood pressure in the pulmonary arteries of the lungs, in patients with NYHA Class III or IV symptoms (World Health Organization Group I). Ventavis is an inhaled formulation of iloprost, a synthetic compound that is structurally similar to prostacyclins. CoTherix and the CoTherix logo are trademarks of CoTherix, Inc. Ventavis is a registered trademark of Schering AG, Germany. More information can be found at www.cotherix.com and www.4ventavis.com.

Forward-Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements in this press release include statements regarding our expectations, beliefs, hopes, goals, intentions, initiatives or strategies, including statements regarding our marketing and business strategy. All forward-looking statements included in this press release are based upon information available to us as of the date hereof, and we assume no obligation to update any such forward-looking statement as a result of new information, future events or otherwise. We cannot guarantee that any product, device or expanded indication will receive FDA or other regulatory approval or that we will seek any such approval. Our actual results and other events could differ materially from our expectations. Factors that could cause or contribute to such differences include, but are not limited to, factors discussed in the “Risk Factors and Other Uncertainties” section of our quarterly report on Form 10-Q filed on August 12, 2005.